UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 2, 2019

MOBILESMITH, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-32634	95-4439334
(Commission File Number)	(IRS Employer Identification No.)

5400 Trinity Rd., Suite 208 Raleigh, North Carolina	27607
(Address of Principal Executive Offices)	(Zip Code)

855-516-2413
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:  None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 2, 2019, the Board of Directors (the “Board”) of MobileSmith, Inc. (the “Company”), appointed Chanan Epstein to the Board. The appointment takes effect on July 2, 2019. As of the date of this report, Mr. Epstein has not been appointed to any committee of the Board.

Mr. Epstein is a US-based senior executive with substantial experience in domestic and international strategic business and technology ventures. Currently, as an Amdocs Senior Vice President, Mr. Epstein is responsible for developing and maintaining business relationships with key customers worldwide. Mr. Epstein is also a personal and business mentor to numerous executives. Prior to joining Amdocs, Mr. Epstein served as a Colonel in the Israeli Air Force, charged with the research and development of operational systems (avionics, command, control and intelligence), as well as joint strategic ventures and programs with the US Air Force and defense industries.

The material terms and conditions of Mr. Epstein’s appointment are set forth in appointment letter, which is filed with this report as Exhibit 10.1 and incorporated herein by reference (the “Appointment Letter”). The material terms of the Appointment Letter are summarized as follow: in consideration for advisory services including providing strategic advice to the Company, promoting the Company in the business and investment community the Company will pay to Mr. Epstein a cash fee of $2,500 per month.

In addition, the Company has granted Mr. Smith options under the Company’s 2016 Equity Incentive Plan, to purchase 285,000 shares of the Company’s common stock par value $0.001 per share, which options are scheduled to vest over a five--year period in equal quarterly installments, at exercise price of $1.85 per share, subject to accelerated vesting upon the occurrence of certain specified events. The foregoing description of the Appointment Letter is qualified in its entirety by reference to the full text of the Appointment Letter attached hereto as Exhibit 10.1 and does not purport to be complete.

There are no family relationships between Mr. Epstein and any director or other executive officer of the Company, and he was not selected by the Board to serve as a director pursuant to any arrangement or understanding with any person. Mr. Epstein has not engaged in any transaction that would be reportable as a related party transaction under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

    (d) Exhibits
    10.1 Letter Agreement dated as of July 1, 2019 between MobileSmith, Inc. and Chanan Epstein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 9, 2019	Company Name: MobileSmith Inc.

By: /s/ Gleb Mikhailov
Gleb Mikhailov
Chief Financial Officer